EXHIBIT 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T: 727.421.6268 F: 727.674.0511

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K of our audit report dated December 10, 2012 relative to the financial statements of mLight Tech, Inc. as of September 30, 2012 and for the year then ended and from September 3, 2010 (date of inception) through September 30, 2012.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, FL
January 13, 2014